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                                                                    EXHIBIT 4.13

                             STOCK PLEDGE AGREEMENT

        This STOCK PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), dated as of January 31, 2002, is among Alternative Resources Corporation, a Delaware corporation ("PLEDGOR"), and Wynnchurch Capital Partners, L.P., a Delaware limited partnership ("Wynnchurch") and Wynnchurch Capital partners Canada, L.P., an Alberta, Canada limited partnership ("Wynnchurch Canada") (each of Wynnchurch and Wynnchurch Canada, a "PLEDGEE" and, collectively, the "PLEDGEES").

                                    RECITALS

        A. Pledgor and Pledgees have entered into a Securities Purchase Agreement of even date herewith (as the same may be amended, modified, supplemented or restated from time to time, the "SECURITIES PURCHASE AGREEMENT"), pursuant to which Pledgor has issued the Notes and Warrants subject to the terms and conditions set forth in the Securities Purchase Agreement.

        B. Pledgor owns 100% of the issued and outstanding capital stock of the Pledged Companies (as defined below).

        C. One of the conditions precedent to Pledgees' obligations to enter into the Securities Purchase Agreement and purchase the Notes and Warrants is that Pledgor shall have executed and delivered this Pledge Agreement to secure the payment and performance of the Pledgor's Obligations.

        NOW, THEREFORE, in order to induce Pledgees to enter into the Securities Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Pledgor and both Pledgee hereby agree as follows:

        1. DEFINITIONS. All capitalized terms used but not elsewhere defined in this Pledge Agreement shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement with reference to the other Investment Agreements as necessary. The following terms shall have the following meanings in this Pledge Agreement:

             COLLATERAL means the Securities and all additional securities of the Pledged Companies or any successor in interest to the Pledged Companies and other property and assets to which Pledgor or any successor in interest to Pledgor (with or without additional consideration) is or becomes entitled by virtue of the ownership by Pledgor or its successor in interest of any of the Securities or as the result of any corporate reorganization, merger, consolidation, stock split, conversion, preemptive right or otherwise, and the proceeds thereof.

             INTERCREDITOR AGREEMENT means the Intercreditor and Subordination Agreement dated as of January 31, 2002 among the Pledgees, the Pledgor, ARC Service, Inc., ARC Solutions, Inc., ARC Midholding, Inc., Writers, Inc. and FCC.

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             PLEDGED COMPANIES means, collectively, (i) ARC Service, Inc., a
        Delaware corporation, (ii) ARC Solutions, Inc., a Delaware corporation,
        (iii) ARC Midholding, Inc., a Delaware corporation, and (iv) Writers, Inc., a California corporation.

             PLEDGORS' OBLIGATIONS: (i) any and all indebtedness, due or to become due, now existing or hereafter arising, of Pledgor to Pledgees pursuant to the terms of the Notes and (ii) the performance of the covenants of Pledgor contained in the Notes.

             SECURITIES: all of the capital stock of the Pledged Companies and any warrants, options or other rights to purchase the capital stock of the Pledged Companies described in Exhibit A hereto, and duly executed assignments separate from certificates, in form attached hereto as Exhibit B.

        2. PLEDGE OF COLLATERAL. In order to secure Pledgor's Obligations, Pledgor hereby pledges, assigns and grants to both Pledgees a Lien in all Collateral now owned or hereafter acquired by Pledgor.

        3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Pledgor hereby represents, warrants and covenants to both Pledgees that (i) the Collateral represents 100% of the issued and outstanding capital stock and warrants, options and other rights to purchase capital stock of the Pledged Companies,
(ii) Pledgor is the legal and beneficial owner of the Collateral pledged by Pledgor to Pledgees pursuant to this Pledge Agreement, (iii) the Collateral is validly issued (except for Writers, Inc., as to which no representation is given hereunder), fully paid and non-assessable and is registered in the name of Pledgor, (iv) the pledge of the Collateral pursuant to the terms of this Pledge Agreement creates a valid, and, upon the delivery of certificates representing the Securities to or as directed by Pledgees, a perfected, Lien on the Collateral in favor of Pledgees, second only to the Lien in the Collateral in favor of FCC and any other Lien permitted as a prior Lien pursuant to the terms of the Securities Purchase Agreement, (v) none of the Collateral is subject to any Lien of any kind whatsoever, except for the first Lien granted to FCC, the second Lien granted to Pledgees hereby and any other Liens thereon permitted pursuant to the terms of the Securities Purchase Agreement, (vi) no authorization, approval or other action by, or notice to or filing with, any governmental body is required for the pledge by Pledgor of such Collateral pursuant to the terms of this Pledge Agreement and (vii) until all of Pledgor's Obligations have been paid and performed in full, such Pledgor: (A) will not create or permit to exist any Lien upon or with respect to such Collateral, except for the first Lien thereon granted to FCC pursuant to the terms of the Credit Agreement and subject to the provisions of the Intercreditor Agreement, the second Lien thereon granted to Pledgees by this Pledge Agreement, any other Liens thereon permitted pursuant to the terms of the Securities Purchase Agreement and (B) will not sell, transfer, convey, assign, or otherwise divest Pledgor's interest in such Collateral, or any part thereof, to any other person or entity except as a result of a merger or consolidation of a Pledged Company with the Pledgor or another Pledged Company. Pledgor further represents and warrants to each Pledgee that Pledgor's address for notice purposes and the state and county of Pledgor's chief executive office is set forth on Exhibit C hereto.

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        4.   ADDITIONAL SECURITIES; STOCK SPLITS; STOCK DIVIDENDS.

             4.1 ADDITIONAL SECURITIES. Pledgor agrees that in the event that Pledgor, by virtue of the ownership by Pledgor of the Collateral, now is, or hereafter becomes, entitled (with or without additional consideration) to other or additional capital stock as the result of any reorganization, merger, consolidation, stock split, stock dividend, conversion, exercise of warrant or preemptive right or otherwise, Pledgor shall:

                   4.1.1 DELIVERY. Cause the issuer of such additional capital stock to deliver to or as directed by Pledgees all certificates and other documents, if any, evidencing the ownership by Pledgor of such additional capital stock and hereby authorizes and empowers Pledgees to demand the same from such issuer, and agrees if such certificates and other documents are delivered to Pledgor, to take possession thereof in trust for Pledgees;

                   4.1.2 UCC FINANCING STATEMENTS AND ASSIGNMENTS SEPARATE FROM CERTIFICATE. Deliver (i) to Pledgees such UCC financing statements and other documents executed by Pledgor as Pledgees require to perfect Pledgees' security interest in such additional capital stock and, (ii) to Pledgees, or prior to the termination of the Intercreditor Agreement to FCC, an assignment separate from certificate with respect to such capital stock in the form attached hereto as Exhibit B, executed in blank by Pledgor;

                   4.1.3 REPRESENTATIONS AND WARRANTIES. Deliver to Pledgees a certificate, executed by Pledgor and dated the date of such pledge as to the truth and accuracy on such date of the representations and warranties set forth in SECTION 3 hereof; and

                   4.1.4 ADDITIONAL DOCUMENTS. Deliver to Pledgees such other certificates, documents and other instruments as Pledgees may reasonably request in connection with the pledge of such additional capital stock by Pledgor.

             4.2 ADDITIONAL COLLATERAL. Pledgor agrees that such additional capital stock shall constitute a portion of the Collateral and be subject to this Pledge Agreement in the same manner and to the same extent as the Securities pledged hereby to Pledgees on the date hereof.

        5. VOTING POWER. Unless and until an Event of Default shall have occurred and is continuing, Pledgor shall be entitled to exercise all voting powers in all company matters pertaining to the Collateral or otherwise, for any purpose not inconsistent with, or in violation of, any of the Investment Agreements.

        6. INTERCREDITOR AGREEMENT. The Liens granted pursuant to this Pledge Agreement are subject to the Intercreditor Agreement, which, among other things, subordinates the Lien in the Collateral granted to Pledgee hereunder to the Lien in the Collateral granted to the holders of Senior Obligations, as defined in the Intercreditor Agreement.

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        7.   DEFAULT AND REMEDIES.

             7.1 OCCURRENCE. The occurrence of an Event of Default under the Notes shall constitute an Event of Default hereunder.

             7.2 REMEDIES. If an Event of Default shall occur and be continuing, Pledgees, at their option and subject to the provisions of the Intercreditor Agreement, may:

                   7.2.1 REGISTRATION. Cause the Collateral to be registered in its name or in the name of its nominee;

                   7.2.2 VOTING POWER. Exercise all voting powers pertaining to the Collateral and otherwise act with respect thereto as though Pledgees were the owner thereof;

                   7.2.3 DISTRIBUTIONS. Receive all dividends and distributions of any kind whatsoever on all or any part of the Collateral;

                   7.2.4 COLLECTION; CONVERSION. Exercise any and all rights of collection, conversion or exchange, and any and all other rights, privileges, options or powers of Pledgor pertaining or relating to the Collateral;

                   7.2.5 SALE OF COLLATERAL. Subject to any applicable state or federal securities laws, sell, assign and deliver the whole, or from time to time, any part of the Collateral at any broker's board or at any private sale or at public auction, with or without demand for performance or advertisement of the time or place of sale or adjournment thereof or otherwise, and free from any right of redemption (all of which hereby expressly are waived by Pledgor) for cash, for credit or for other property, for immediate or future delivery, and for such price and on such terms as Pledgees in their sole discretion may determine;

                   7.2.6 OTHER REMEDIES. Exercise any other remedy specifically granted under this Pledge Agreement or now or hereafter existing in equity, or at law, by virtue of statute or otherwise; and

                   7.2.7 POWER OF ATTORNEY. With respect to the actions described in each of subsections 7.2.2 and 7.2.4 above, Pledgor hereby irrevocably constitutes and appoints each Pledgee its proxy and attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable until all of Pledgor's Obligations are paid and performed in full.

             7.3   AGREEMENT TO SELL COLLATERAL. For the purposes of this
        Section 7, an agreement to sell all or any part of the Collateral shall be treated as a sale thereof and Pledgees shall be free to carry out such sale pursuant to such agreement, and Pledgor

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        shall not be entitled to the return of any of the same subject thereto, notwithstanding the fact that after Pledgees shall have entered into such an agreement, all Events of Default hereunder may have been remedied or all of Pledgor's Obligations may have been paid and/or performed in full.

             7.4 PLEDGEES MAY BID. At any sale made pursuant to Section 7.2 above, Pledgees may bid for and purchase, free from any right of equity or redemption on the part of Pledgor (the same hereby being waived and released by Pledgor), any part or all of the Collateral that is offered for sale, and Pledgees, upon compliance with the terms of sale, may hold, retain and dispose of such Collateral without further accountability therefor.

             7.5 NO DUTY OF PLEDGEES. Pledgees shall not have any duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize upon any of the Collateral, as hereinbefore authorized, and Pledgees shall not be responsible for any failure to do so or delay in so doing.

             7.6 EFFECT OF SALE. Any sale of all or any portion of the Collateral pursuant to Section 7.2 above shall operate to divest all right, title and interest of Pledgor to the Collateral which is the subject of any such sale.

             7.7 SECURITIES ACT. Pledgor acknowledges that Pledgees may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act, or that it may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of the Collateral. Accordingly, Pledgor agrees that Pledgees, without the necessity of attempting to cause any registration of the Collateral to be effected under the Securities Act, may sell the Collateral or any part thereof in one or more private sales to a restricted group of purchasers who may be required to agree, among other things, that they are acquiring the Collateral for their own account, for investment purposes only, and not with a view toward the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices or on terms less favorable to the owner of the Collateral sold than would be the case if such Collateral was sold at public sale, and that any such private sale shall not be deemed not to have been made in a commercially reasonable manner by virtue of such sale having been a private sale.

             7.8 TRANSFER OF CONTROL TO OTHER PERSONS. Pledgor acknowledges and agrees that a transfer of control of the Collateral may be made to a receiver, trustee or similar official or to any purchaser of all or any part of the other Collateral hereunder, pursuant to any court order, public or private sale, judicial sale, foreclosure or the exercise of any other remedies available to Pledgees hereunder or under applicable law.

             7.9 NOTICE. Pledgees shall give not less than 10 Business Days' prior written notice to Pledgor of any sale pursuant to this Section 7. Pledgor hereby agrees that such notice is commercially reasonable.

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        8.   PLEDGEES' OBLIGATIONS, CUSTODIAL AGREEMENT, PERFORMANCE RIGHTS,
PLEDGE DOES NOT MAKE PLEDGEES SHAREHOLDERS. Neither Pledgee shall have any duty to protect, preserve or enforce rights against the Collateral other than a duty of reasonable custodial care of any such Collateral in its possession, it being understood that, prior to either Pledgee's purchase of the Collateral at any sale pursuant to Section 7 hereof, Pledgees shall (i) have no responsibility for
(A) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Collateral, whether or not Pledgees have or are deemed to have knowledge of such matters, (B) taking any necessary steps to preserve rights against any parties with respect to the Collateral or (C) making any capital contributions or other payments on behalf of Pledgor and (ii) not be deemed to be a shareholder of the Pledged Companies unless Pledgees purchase or otherwise retain the applicable portion of the Collateral in connection with a foreclosure.

        9. TERMINATION OF PLEDGE AGREEMENT. Upon the payment and performance in full of all of the Notes or the conversion in full of all of the Notes in accordance with their terms, Pledgees shall deliver to Pledgor the Collateral in its possession and this Pledge Agreement thereupon shall terminate.

        10.  MISCELLANEOUS.

             10.1 EXERCISE OF RIGHTS. Pledgor unconditionally agrees that if an Event of Default has occurred and is continuing, Pledgees may exercise their rights and remedies hereunder prior to, concurrently with, or subsequent to the exercise by Pledgees of its rights and remedies against Pledgor or any other person or entity under any of the Investment Agreements or otherwise. The obligations of Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

                   10.1.1 AMENDMENTS. Any amendment or modification of or supplement to any of the Investment Agreements;

                   10.1.2 EXERCISE OR NON-EXERCISE OF RIGHTS. Any exercise or non-exercise of any right or remedy under any of the Investment Agreements, or the granting of any postponements or extensions for time of payment or other indulgences to Pledgor or any other person or entity, or the settlement or adjustment of any claim or the release or discharge or substitution of any person or entity primarily or secondarily liable with respect to any of the Investment Agreements;

                   10.1.3 BANKRUPTCY. The institution of any bankruptcy, insolvency, reorganization, debt arrangement, readjustment, composition, receivership or liquidation proceedings by or against Pledgor, the Pledged Companies, the Guarantors or any other person or entity; or

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                   10.1.4  OTHER DEFENSES. Any other circumstance which
             otherwise might constitute a defense to, or a discharge of, Pledgor with respect to Pledgor's Obligations.

             10.2 RIGHTS CUMULATIVE. Each and every right, remedy and power granted to Pledgees hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Pledgees, from time to time, concurrently or independently and as often and in such order as Pledgees may deem expedient. Any failure or delay on the part of either Pledgee in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the right of either Pledgee thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of rights of Pledgees hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

             10.3 MODIFICATION. Any modification or waiver of any provision of this Pledge Agreement, or any consent to any departure by Pledgor therefrom, shall not be effective in any event unless the same is in writing and signed by both Pledgees and Pledgor and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Pledgor in any event not specifically required of Pledgees hereunder shall not entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

             10.4 FURTHER ASSURANCES. Pledgor agrees that at any time, and from time to time, after the execution and delivery of this Pledge Agreement, Pledgor, upon the request of either Pledgee, promptly will execute and deliver such further documents and do such further acts and things as either Pledgee reasonably may request in order to effect fully the purposes of this Pledge Agreement and to subject to the security interest created hereby any Collateral intended by the provisions hereof to be covered hereby. Pledgor and both Pledgees acknowledge their intent that, upon the occurrence of an Event of Default, Pledgees shall receive, to the fullest extent permitted by law and governmental policy, all rights necessary or desirable to obtain, use or sell the Collateral, and to exercise all remedies available to Pledgees under the Investment Agreements, the Uniform Commercial Code or other applicable law.

             10.5 PRESERVATION OF COLLATERAL. Pledgor agrees that it will warrant, preserve, maintain and defend, at the expense of Pledgor, the right, title and interest of Pledgees in and to the Collateral and all right, title and interest represented thereby against all claims, charges and demands of all persons or entities whomsoever which are based on a breach of Pledgor's Obligations hereunder.

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             10.6  NOTICES. All notices and communications under this Pledge
        Agreement shall be delivered in the manner set forth in the Securities Purchase Agreement.

             10.7 GOVERNING LAW; JURISDICTION. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the State of Illinois and the State Courts in the County of Cook in the State of Illinois in any suit or proceeding based on or arising under this Pledge Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Pledgor irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Pledgor further agrees that service of process upon Pledgor mailed by the first class mail shall be deemed in every respect effective service of process upon Pledgor in any suit or proceeding arising hereunder. Nothing herein shall affect either Pledgee's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

             10.8 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, PLEDGOR AND PLEDGEES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS PLEDGE AGREEMENT OR ANY OTHER INVESTMENT AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION HEREUNDER OR THEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PLEDGEES OR PLEDGOR OR ANY OF THEM IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. PLEDGOR AND PLEDGEES ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 10.8 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH EACH OF PLEDGOR AND PLEDGEES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS PLEDGE AGREEMENT AND THE OTHER INVESTMENT AGREEMENTS. Either Pledgee or Pledgor may file an original counterpart or a copy of this Section 10.8 with any court as written evidence of the consent of the parties hereto to the waiver of their respective right to trial by jury.

             10.9 SEVERABILITY. In the event that any provision of this Pledge Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court, the validity, legality and enforceability of the remaining terms and provisions of this Pledge Agreement shall not in any way be

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        affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Pledge Agreement.

             10.10 SUCCESSORS AND ASSIGNS. This Pledge Agreement shall inure to the benefit of the successors and assigns of Pledgees and the holders of the Notes and shall be binding upon the successors and assigns of Pledgor.

             10.11 COUNTERPARTS. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall be deemed to be one and the same instrument.

             10.12 NOTATION ON BOOKS. Concurrently with the execution and delivery hereof, Pledgor shall cause the Pledged Companies to register in its books the security interests in and the pledge of the Collateral effected hereby.

                [remainder of this page intentionally left blank]

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        IN WITNESS WHEREOF, Pledgor and both Pledgees have caused this Pledge
Agreement to be executed as of the date first above written.

PLEDGOR:

ALTERNATIVE RESOURCES CORPORATION


By:  /s/ Steven Purcell
     ------------------
         Name:  Steven Purcell
         Title: Senior Vice President and Chief
                Financial Officer


PLEDGEES:

WYNNCHURCH CAPITAL PARTNERS, L.P.


By:  Wynnchurch Management Inc., its general partner


By:  /s/ John Hatherly
     -----------------
     Name:  John Hatherly
     Title: President


WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.


By:  Wynnchurch GP Canada, Inc., its general partner


By:  /s/ John Hatherly
     -----------------
     Name:  John Hatherly
     Title: President

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                       ACKNOWLEDGMENT OF PLEDGED COMPANIES

        Each of the undersigned hereby acknowledges, on behalf of the Pledged Companies, the pledge of the Securities described above pursuant to the terms of this Pledge Agreement.

ARC SERVICE, INC.


By:  /s/ Steven Purcell
     ------------------
Name:   Steven Purcell
Title:  Vice President and Secretary


ARC SOLUTIONS, INC.


By:  /s/ Steven Purcell
     ------------------
Name:   Steven Purcell
Title:  Vice President and Secretary


ARC MIDHOLDING, INC.


By:  /s/ Steven Purcell
     ------------------
Name:   Steven Purcell
Title:  Vice President and Secretary


WRITERS, INC.

By:  /s/ Steven Purcell
     ------------------
Name:   Steven Purcell
Title:  Vice President and Secretary

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                                    EXHIBIT A

                            Description of Securities


ARC SERVICE, INC.

100 shares of common stock held by Alternative Resources Corporation, represented by Certificate No. 1.

ARC SOLUTIONS, INC. (f/k/a CGI SYSTEMS, INC.)

72,654 shares of Class A common stock held by Alternative Resources Corporation, represented by Certificate No. A2.

16,020 shares of Class A common stock held by Alternative Resources Corporation, represented by Certificate No. A3.

684,166 shares of Class A common stock held by Alternative Resources Corporation, represented by Certificate No. A11.

6,536 shares of Class B common stock held by Alternative Resources Corporation, represented by Certificate No. B9.

ARC MIDHOLDING, INC. (f/k/a CGI CORPORATION)

70,000 shares of common stock held by Alternative Resources Corporation, represented by Certificate No. 1.

1,510,000 shares of Class A Preferred Stock held by Alternative Resources Corporation, represented by Certificate No. 3.

2,800,000 shares of Class A Preferred Stock held by Alternative Resources Corporation, represented by Certificate No. 5.

950,000 shares of Class B Preferred Stock held by Alternative Resources Corporation, represented by Certificate No. 12.


WRITERS INC.

1000 shares of common stock held by Alternative Resources Corporation, represented by Certificate No. 3.

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                                    EXHIBIT B

                  FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto __________________________ ("__________"), ______________ (______)
shares of the capital stock of __________________________, a _________
corporation (the "Company"), standing in the name of the undersigned on the books of the Company, represented by Certificate No. ___ herewith and do hereby irrevocably appoint any duly authorized officer of __________________ to transfer said stock on the books of the Company with full power of substitution in the premises.
Dated:
       -------------------,-------


ALTERNATIVE RESOURCES CORPORATION

By:
   -----------------------------------------------------------
Name:
     ---------------------------------------------------------
Title:
      --------------------------------------------------------

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                                    EXHIBIT C

                  Location of Pledgor's Chief Executive Office

600 Hart Road, Suite 300
Barrington, Illinois 60010
County: Lake